POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby authorizes each of
Austin D. Kim, James K. Kihara or Martin Choy to execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Acadia
Pharmaceuticals Inc. (the "Company"), Forms 3, 4 and 5 and any Amendments
thereto, and cause such form(s) to be filed with the Securities and Exchange
Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934,
relating to the undersigned's beneficial ownership of securities in the Company.
 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or substitute or substitutes of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the
Company.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 14th day of October 2022.

       /s/ Adora Ndu
       Adora Ndu